UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

October 24, 2006

Date of Report (Date of earliest event reported)

ANTIGENICS INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-29089	06-1562417
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

630 Fifth Avenue, Suite 2100 New York, NY 10111	10111
(Address of principal executive offices)	(Zip Code)

212-994-8200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement

Antigenics Inc. (the “Company”) entered into a commercial lease with 162 Fifth Avenue Associates LLC on October 24, 2006, for approximately 5,400 square feet of office space located at 162 Fifth Avenue, New York, New York for use as its corporate offices. The term of the lease commences on December 1, 2006 and lasts for five years five months at an annual rental of $215,320 with a five-month free rent period to be credited toward tenant improvements. The Company paid a cash security deposit upon signing of $161,490. The Company’s current lease of approximately 10,000 square feet of office space located at 630 Fifth Avenue, New York, New York, with an annual base rent of $534,030, will expire on December 31, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTIGENICS INC.

Date: October 26, 2006	By:	/S/ GARO H. ARMEN
Garo H. Armen, Ph.D. Chairman and Chief Executive Officer